UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 13, 2013

Splunk Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35498	86-1106510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Brannan Street

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(415) 848-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.        SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Splunk Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on June 13, 2013.  The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal 1: Election of Class I Directors

Name of Director	For	Withheld	Broker Non-Vote
David M. Hornik	75,817,945	125,030	17,015,113
Thomas M. Neustaetter	75,817,129	125,846	17,015,113

David M. Hornik and Thomas M. Neustaetter were duly elected as Class I directors.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain
92,842,322	109,278	6,488

The Company’s stockholders approved PricewaterhouseCoopers LLP, independent registered public accountants, to audit the Company’s financial statements for the year ending January 31, 2014, as disclosed in the proxy statement relating to the Annual Meeting.

Proposal 3: Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Vote
74,761,134	1,054,862	126,979	17,015,113

The Company’s stockholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement relating to the Annual Meeting.

Proposal 4: Advisory Vote on the Frequency of Advisory Votes on Executive Officer Compensation

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
65,966,455	4,488,194	5,111,744	374,075	17,017,620

The Company’s stockholders, on an advisory basis, indicated their preference for an advisory vote on executive compensation to be held every year.  In accordance with the stockholders’ preference, Company’s board of directors has determined to hold an advisory vote on executive compensation every year.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Splunk Inc.

By:	/s/ David F. Conte
David F. Conte
Senior Vice President and Chief Financial Officer

Date: June 14, 2013

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